UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)   November 11, 2003


                         SELAS CORPORATION OF AMERICA
            (Exact name of registrant as specified in its charter)



Pennsylvania                     1-5005            23-1069060
(State or other jurisdiction   (Commission         (IRS Employer
      of incorporation)          File Number)       Identification No.)


                1260 Red Fox Road, Arden Hills, MN 55112
           (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code  (651) 636-9770

                             Not Applicable
     (Former name or former address, if changed since last report)





Item 9.  Other Events and Regulation FD Disclosure and

Item 12. Results of Operations and Financial Condition

       On November 11, 2003, Selas Corporation of America announced earnings for the three and nine months ended September 30,2003 and discussed recent developments. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.






                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Selas Corporation of America





                                  By: /s/ Robert F. Gallagher
                                 ------------------------------
                                 Robert F. Gallagher
                                 Chief Financial Officer



Date: November 12, 2003






























                                                             Exhibit 99.1

FROM: SELAS CORPORATION OF AMERICA                          SCA-444

CONTACT:   Robert F. Gallagher 651-604-9638


                                                    FOR IMMEDIATE RELEASE



                  SELAS CORPORATION OF AMERICA REPORTS
                          THIRD-QUARTER RESULTS
      Precision Miniature Medical and Electronic Products Business
                         Continues Strong Growth

ST. PAUL, Minn. -November 11, 2003 - Selas Corporation of America (AMEX: SLS) today reported results for the third quarter and nine months ended September 30, 2003.
      For the third quarter, the Company had sales of $11.8 million, up 13 percent from $10.4 million for the 2002 third quarter. The gain was chiefly due to stronger sales in Selas' Precision Miniature Medical and Electronic Products business. The Company's net loss narrowed significantly to $810,000, or $.16 per share, from a net loss of $6,504,000, or $1.27 per share, for the prior-year period.
      Selas recognized income of $907,000, or $.18 per share, from discontinued operations for the third quarter, compared with a loss from discontinued operations in the year-earlier period of $5,935,000, or $1.16 per share. Third-quarter 2003 discontinued operations include a gain of $1,247,000, or $.24 per share, from the sale of the Company's wholly owned subsidiary, Deuer Manufacturing. This was partially offset by a net charge of $340,000, or $.06 per share, due to the insolvency filing by Selas SAS, the Company's French Heat Technology subsidiary.
      For the third quarter, the Company recorded a loss of $1,716,000, or $.34 per share, from continuing operations, which includes a deferred tax asset valuation reserve of approximately $1,215,000, or $.24 per share. This compares to a net loss of $568,000, or $.11 per share, in the year-ago period.
      For the nine-month period, the Company reported sales of $34.6 million, versus $33.5 million for the year-earlier nine months. Selas' loss improved to $2,377,000, or $.46 per share, from $16,963,000, or $3.31 per share, for the prior-year period. The year-earlier loss of $16,963,000 included $10,552,000 or $2.06 per share, of goodwill that was written off.
      Mark S. Gorder, president and chief executive officer of Selas, stated "We are pleased to report a sales increase for the third quarter. Our gross margins rose 32 percent and we narrowed the Company's operating loss considerably. As previously announced, Selas' French Heat Technology business filed for insolvency during the second quarter. This process is moving forward as expected, and while its outcome is unknown, we're working cooperatively with the French courts. Concurrently, we're focusing on areas of our business with stronger growth and future potential."

Growth Strategy
      Gorder reiterated that the Company's long-term strategy is to continue to accelerate growth for its Precision Miniature Medical and Electronic Products business. Management believes that Selas' core competencies position it well to expand its line of medical products to capture significantly more business.
      For the third quarter, Precision Miniature Medical and Electronic Products sales increased 7 percent to $9.2 million from $8.6 million for the 2002 third quarter. For the nine months ended September 30, 2003, Precision Miniature Medical and Electronic Products sales were also up 7 percent to $27.9 million, from $26.1 million in the comparable 2002 period. Net income rose to $594,000 from $461,000 in the prior year.
      Results for Selas' Precision Miniature Medical and Electronic Products business continue to be buoyed by Selas' small but growing medical component business that saw year-over-year revenue growth of 52 percent. This gain was primarily due to higher sales of components within third-party medical products to detect air bubbles in IV lines and for safety needles that are part of implanted drug delivery systems. However, income from this segment was more than offset by losses in the Company's Heat Technology segment and by general corporate expenses.
            Gorder concluded, "Our Precision Miniature Medical and Electronic Products business delivered strong performance again in the third quarter. We're building the Company around these core product lines and divesting our non-core assets. With Selas' expertise in the robotic manufacture of miniature and micro-miniature electronic products, we believe we're well suited to compete in the medical device market and strongly positioned for the future."

About Selas
Headquartered in St. Paul, Minn., Selas Corporation of America designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company's core business segment, Precision Miniature Medical and Electronic Products, supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, electronics, telecommunications and medical equipment industries. Through its core competencies and robotic manufacturing expertise, Selas believes it is well-positioned to compete in the hearing health market and a medical device market that increasingly demands products with increased miniaturization, better cost containment, more reliability and high customer satisfaction. The Company has facilities throughout the United States, Asia and Europe. Selas' common stock is traded on the American Stock Exchange under the symbol "SLS."


Forward-Looking Statements
Statements as to the company's long-term strategy and other statements herein that are not historical facts or that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas' actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include the risk that the Company may not be able to achieve its long-term strategy, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the Company, foreign currency risks arising from the Company's foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the Company's other business segments due to general economic conditions, possible non- performance of developing technological products and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2002. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.




Selas Corporation of America

Consolidated Statements of Operations
(Unaudited)


                                             Three Months Ended
                                         September 30  September 30,
                                             2003         2002
Sales, net                               $11,754,452   $10,356,927

Cost of sales                              8,723,953     8,055,843
Gross margin                               3,030,499     2,301,084

Selling, general and administrative
  expenses                                 3,355,020     2,999,530

Operating loss                              (324,521)     (698,446)

  Interest expense                          (128,370)     (185,940)
  Interest income                              4,801         8,868
  Other income (expense), net                (46,647)        9,804

Loss from continuing operations
  before income taxes                       (494,737)     (865,714)

Income tax expense (benefit)                1,221,978     (297,336)

Loss from continuing operations            (1,716,715)    (568,378)

Income (loss) from discontinued
operations, net of
  Income tax expense (benefit)                906,767   (5,935,268)

Net Loss                                    $(809,948) $(6,503,646)

Income (loss) per share
  Basic
    Continuing operations                     $ (.34)      $( .11)
    Discontinued operations                      .18        (1.16)
                                              $ (.16)     $ (1.27)
  Diluted
    Continuing operations                     $ (.34)         .11)
    Discontinued operations                      .18        (1.16)
                                              $ (.16)     $ (1.27)










Selas Corporation of America

Consolidated Statements of Operations
(Unaudited)
                                             Nine Months Ended
                                          September,30 September,30
                                             2003          2002
Sales, net                               $34,576,834   $33,544,367

Cost of sales                             25,247,839    25,397,410
Gross margin                               9,328,995     8,146,957

  Selling, general and administrative
   expenses                                9,881,783     9,134,277

Operating loss                             (552,788)      (987,320)

  Interest expense                          (444,927)     (525,629)
  Interest income                             12,778        29,329
  Other income, net                          115,034        72,869

Loss from continuing operations
  before income taxes                      (869,903)   (1,410,751)

Income tax expense (benefit)              1,131,004      (488,674)

Loss from continuing operations          (2,000,907)     (922,077)

Loss from discontinued operations, net
  of income tax benefit                     (376,482)  (5,488,752)

Net loss before change in                (2,377,389)   (6,410,829)
  accounting principle

Cumulative effect of change in
  accounting principle                                (10,551,926)

Net Loss                                $(2,377,389) $(16,962,755)

Loss per share
  Basic
    Continuing operations                    $ (.39)      $ ( .18)
    Discontinued operations                    (.07)        (1.07)
    Accounting principle change                             (2.06)
                                             $ (.46)      $ (3.31)

  Diluted
    Continuing operations                     $(.39)       $( .18)
    Discontinued operations                    (.07)        (1.07)
    Accounting principle change                             (2.06)

                                             $ (.46)      $ (3.31)





Selas Corporation of America

Consolidated Balance Sheets
(Unaudited)


                                            September 30,  December 31,
                                                2003          2002
Current assets

Cash, including cash equivalents of
  $423,000 in 2003, and $418,000 in 2002,    $ 438,910   $ 1,319,207
all cash equivalents are restricted.

Accounts receivable (less allowance for
doubtful accounts of $592,000 in 2003, and   7,589,646     6,996,896
$434,000 in 2002)

Inventories                                  9,130,356     8,783,153

Refundable income tax                          669,275       344,633

Deferred income taxes                          854,964     1,591,160

Asset held for sale                            540,175       540,175

Other current assets                           711,311       726,729

Assets of discontinued operations                   --    25,140,325

    Total current assets                    19,934,637    45,442,278

Property, plant and equipment

  Land                                         170,500       170,500
  Buildings                                  1,614,518     1,614,518
  Machinery and equipment                   28,277,037    27,726,773

                                            30,062,055    29,511,791

Less:  Accumulated depreciation             20,158,800    18,684,119

       Net property, plant and equipment     9,903,255    10,827,672

Goodwill                                     5,376,317     5,376,317

Deferred income taxes                               --       466,164

Other assets, less amortization              1,820,563     1,568,291

                                           $37,034,772   $63,680,722





Liabilities and Shareholders' Equity

                                             September,30 December 31,
Current liabilities                              2003        2002
                                             (Unaudited)   (Audited)

  Notes payable                               $4,935,048 $10,920,984

  Current maturities of long-term debt         2,150,049   1,573,716

  Accounts payable                             3,577,727   4,094,908

  Customers' advance payments on contracts       863,680     907,811

  Guarantee obligations and estimated costs
    of service                                   498,300     544,735

  Accrued salaries, wages and commissions      1,924,762   1,289,120

  Other accrued liabilities                    3,848,022   2,668,869

  Liabilities of discontinued operations              --  18,757,587

      Total current liabilities               17,797,588  40,757,730

Long-term debt                                        --   2,736,236

Other postretirement benefit obligations       3,603,870   3,571,017

Deferred income taxes                            127,746         ---

Contingencies and commitments

Shareholders' equity

  Common shares, $1 par; 10,000,000 shares
    authorized; 5,634,968 shares issued        5,634,968   5,634,968

  Additional paid-in capital                  12,012,541  12,012,541

  Retained earnings (accumulated deficit)      (634,133)   1,743,256

  Accumulated other comprehensive loss          (242,730) (1,509,948)

  Less:  515,754 common shares held
         in treasury, at cost                 (1,265,078) (1,265,078)

      Total shareholders' equity              15,505,568  16,615,739

                                             $37,034,772 $63,680,722

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